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                          EXHIBIT 23.03 - ERNST & YOUNG



                                  Exhibit 23.03

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 of USA Networks, Inc. pertaining to the Ticketmaster Stock Plan (as amended and restated) of our report dated March 13, 1998, with respect to the consolidated financial statements and schedule of USA Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/  Ernst & Young LLP


New York, New York
September 28, 1998